EXHIBIT 10.11

                                CREDIT AGREEMENT

                            Dated as of June 26, 1996

                                      among

                            NATIONSBANK, N.A. (SOUTH)

                                       and

                           SUNTRUST BANK, MIAMI, N.A.

                                   ("Lender")

                                       and

                      POST, BUCKLEY, SCHUH & JERNIGAN, INC.

                                       and

                              THE PBSI CORPORATION

                                  ("Borrower")

                                       and

                        SEMINOLE DEVELOPMENT CORPORATION

                      POST, BUCKLEY, SCHUH & JERNIGAN, INC.
                      POST BUCKLEY, SCHUH & JERNIGAN, INC.
                              HOH ASSOCIATES, INC.
                        POST, BUCKLEY INTERNATIONAL, INC.
                        PBS&J CONSTRUCTION SERVICES, INC.
                            MEASUREMENT SCIENCE, INC.
                           SEMINOLE INVESTMENTS, INC.
                      POST, BUCKLEY, SCHUH & JERNIGAN, INC.
                POST, BUCKLEY, SCHUH & JERNIGAN, INC. OF ARIZONA
        POST, BUCKLEY INTERNATIONAL, INC. DEL ECUADOR COMPANIA LIMITADOR
               POST, BUCKLEY INTERNATIONAL, INC., LTD. (SWAZILAND)

                                 ("Guarantors")


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I - DEFINITIONS AND ACCOUNTING TERMS

Section  1.01     Certain Defined Terms........................................1
Section  1.02     Accounting Terms.............................................5

ARTICLE  II - AMOUNTS AND TERMS OF ADVANCES

Section  2.01     Revolving Line of Credit.....................................5
Section  2.02     Letters of Credit............................................8
Section  2.03     Computation of Interest......................................8
Section  2.04     Payments.....................................................9
Section  2.05     Fees.........................................................9
Section  2.06     Prepayment...................................................9

ARTICLE  III - CONDITIONS OF LENDING

Section  3.01     Conditions Precedent to Lending..............................9
Section  3.02     Conditions Precedent to all Lending.........................10

ARTICLE  IV - REPRESENTATIONS AND WARRANTIES

Section  4.01     Representations and Warranties..............................11

ARTICLE  V - COVENANTS OF THE BORROWER

Section  5.01     Affirmative Covenants Other Than
                  Reporting Requirements......................................14
Section  5.02     Reporting Requirements......................................16
Section  5.03     Negative Covenants..........................................17
Section  5.04     Financial Covenants.........................................22

ARTICLE  VI - EVENTS OF DEFAULT

Section  6.01     Events of Default...........................................22
Section  6.02     Action if Event of Default..................................24

ARTICLE  VII - MISCELLANEOUS

Section  7.01     No Waiver; Cumulative Remedies..............................25
Section  7.02     Amendments..................................................25
Section  7.03     Notices.....................................................25
Section  7.04     Costs, Expenses and Taxes...................................25
Section  7.05     Right of Setoff.............................................26
Section  7.06     Further Assurances..........................................26
Section  7.07     Execution in Counterparts...................................26
Section  7.08     Binding Effect; Assignment..................................27

                               TABLE OF CONTENTS
                                   (Continued)

Section 7.09      Governing Law...............................................27
Section 7.10      Severability................................................27
Section 7.11      Headings....................................................27
Section 7.12      Waiver of Trial by Jury.....................................27

EXHIBITS

Exhibit A.        Form of Revolver Note
Exhibit A-1.      Form of Revolver Note
Exhibit B.        Form of Guarantee
Exhibit C.        Form of Corporate Resolutions - Guarantor
Exhibit D.        Form of Corporate Resolutions and Incumbency and
                  Signature Certificate Borrower
Exhibit E.        Form of Borrower's Counsel's opinion
Exhibit F.        Form of Officer's Certificate
Exhibit G.        Form of Subordination Agreement
Exhibit H.        Form of "Bring Down" certificate

SCHEDULE

Schedule 1.       List of Subsidiaries


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         NATIONSBANK, N.A. (SOUTH), ("NationsBank") and SUNTRUST BANK, MIAMI,
N.A. ("SunTrust"), both national banking associations (individually and collectively the "Lender"); POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Florida corporation, and THE PBSJ Corporation, a Florida corporation ("PBSJ") (jointly and severally; individually and collectively the "Borrower") ; and SEMINOLE DEVELOPMENT CORPORATION, a Florida corporation ("Seminole"); POST, BUCKLEY, SCHUH & JERNIGAN, INC., a California corporation; POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Nevada corporation; HOH ASSOCIATES, INC., a Florida corporation; POST, BUCKLEY INTERNATIONAL, INC., a Florida corporation; PBS&J CONSTRUCTION SERVICES, INC., a Florida corporation; MEASUREMENT SCIENCE, INC., a Virginia corporation; SEMINOLE INVESTMENTS, INC., a California corporation; POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Texas corporation; POST, BUCKLEY, SCHUH & JERNIGAN, INC. OF ARIZONA, an Arizona corporation; POST, BUCKLEY INTERNATIONAL, INC. DEL ECUADOR COMPANIA LIMITADOR, an Ecuadorian corporation; POST, BUCKLEY INTERNATIONAL, INC., LTD. (SWAZILAND), a Swaziland corporation (jointly and severally; collectively, the "Guarantors"), agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Agreement" means this Credit Agreement, and all amendments thereto.

         "Advance" means an extension of credit by a Lender to the Borrower pursuant to Section 2.01(a) of this Agreement.

         "Affiliate" means any person, corporation, association or other business entity which controls, or is controlled by, or is under common control with the Borrower or a Subsidiary.

         "Borrowing" has the meaning assigned to ;it in Section 2.01(a) of this Agreement.

         "Business Day" means any day of the year on which commercial banks in the City of Miami are open for the conduct of normal business.

         "Default Rate" means a rate equal at all times to the sum of the Prime Rate (as hereinafter defined) and five percent (5%) per annum.

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         "EBITDA" means the Borrower's Net Income before deductions for interest expense, income taxes, depreciation and amortization.

         "EBITL" means the Borrower's Net Income before deductions for interest expense, income taxes and lease expense.

         "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and all related provisions of the Internal Revenue Code of 1954, as amended, together with all applicable rulings and regulations issued under the provisions of either of them.

         "Effective Date" means the first day in any Interest Period (as such term is defined in Section 2.01(c) of this Agreement).

         "Events of Default" has the meaning assigned to that term in Section
7.01 of this Agreement.

         "Fixed Advance" means an Advance at an interest rate which is fixed during an Interest Period.

         "Fixed Charge Coverage" means EBITL, divided by interest expense plus lease expense.

         "Fluctuating Advance" means an Advance at an interest rate which changes with changes in the Prime Rate or in the LIBOR. "Funded Debt"' means all obligations for money borrowed, whether or not evidenced by notes, bonds, debentures or other similar instruments, and all obligations under conditional sale or other title retention agreements or capitalized leases and all obligations issued or assumed as full or partial payment for property, whether or not secured by a purchase money mortgage, but shall not include accounts payable, accrued expenses and taxes payable.

         "Generally Accepted Accounting Principles" mean generally accepted accounting principles as applied in the United States and in effect from time to time, consistently applied.

         "Guarantee" means the irrevocable and unconditional guarantee in favor of the Lender from the Guarantors.

         "Guarantors" shall have the meaning assigned to said term in the introduction to this Agreement and shall also include each Subsidiary of the Borrowers which is created after the date hereof.

         "Indebtedness" means (without duplication) (I) all liabilities or other obligations of such corporation for borrowed


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money or for the unpaid portion of the purchase price off property or services;
(ii) all liabilities or other obligations of any other Person for borrowed money or for the unpaid portion of the purchase price of property or services the payment or collection of which such corporation has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such corporation is liable, contingently or otherwise, including, without limitation, liable by way of agreement or purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss; (iii) all liabilities or other obligations of any other Person for borrowed money or for the unpaid portion of the purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts, as such term is defined under the Florida Uniform Commercial Code), owned by such corporation, whether or not such corporation has assumed or become liable for the payment of such indebtedness or obligations; (iv) capitalized lease obligations of such corporation; (v) unfunded vested benefits under each plan maintained for employees of such Person and covered by Title IV of ERISA; and (vi) all liability or other obligation of such corporation, whether contingent or absolute, matured or unmatured, arising under or in connection with the drafting under any letter of credit.

         "Investment" shall, when used with the reference to any investment of any Person, mean any loan or advance made by it to any other Person, any guarantee or other Indebtedness on the part of such Person in respect of any capital stock, Indebtedness or other obligations or liabilities of any other Persons and any other investment made by such Person in any other Person, including, without limitation, any investment (however acquired) in stock or other ownership interest in any other Person, and the outstanding amount of any Investment in any other Person shall be considered to be the original amount thereof less 'returns of principal or Capital thereof (and without adjustment by reason of the financial condition of such other Person).

         "LIBOR" shall mean an interest rate per annum equal to the London Interbank Offered Rates for 30, 90 or 180 day periods as published each business day in the money rate section of The Wall Street Journal (or N.Y. Times in the event The Wall Street Journal no longer exists or ceases to publish LIBOR rates) without adjustment by Lender.

         "LIBOR Loan" shall have the meaning ascribed to such term in Section 2.01(c) of this Agreement.

         "Line" means collectively the NationsBank Line and the SunTrust Line.

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         "Letter of Credit" shall have the meaning ascribed to such term in
Section 2.02 of this Agreement. "Loan Documents" mean the Note, the Agreement, the Guarantees, and the Subordination Agreements.

         "Maximum Rate" means a rate equal at all times to the highest lending rate permitted under Florida or Federal law whichever is higher or unlimited.

         "Net Income" means after tax income determined in accordance with Generally Accepted Accounting Principles consistently applied.

         "Note" means each Revolver Note to be delivered by Borrower to each Lender.

         "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, and any government or any agency or political subdivision thereof.

         "Prime Rate" means that rate of interest determined and quoted by the Lender from time to time as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Lender to any particular class or category of the Lender's customers.

         "Subordinated Debt" shall mean all indebtedness of the Borrower or any Guarantor to any (I) Affiliate; (ii) Subsidiary; (iii) Guarantor; (iv) Stockholder of Borrower; (v) Stockholder of (I), (ii) or (iii); provided, however, Subordinated Debt shall not include indebtedness incurred by the Borrower solely in connection with the repurchase of PBSJ capital stock from employees or former employees of Borrower; provided further, however, Subordinated Debt shall not include indebtedness incurred by the Borrower in connection with lease payments made by Borrower to Seminole in the ordinary course of business and not to exceed fair market rental value for the lease by Borrower of office and warehouse facilities owned by Seminole; or (vi) third party to the extent such indebtedness is permitted under Section 5.03(a)(viii) of this Agreement. "Subordination Agreements" mean agreements for the subordination of indebtedness of the Borrower or any Subsidiary to the prior payment of the Indebtedness on terms approved in writing by the Lender prior to the date hereof or to the operation thereof and for the subordination of indebtedness which is permitted under Section 5.03(a)(iii) through (ix) of this Agreement.

         "Subsidiary" means any other corporation more than 50% of the outstanding shares of capital stock of which having ordinary voting power for the election of directors is owned directly or indirectly by Borrower.

                                      -4-
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         "Tangible Net Worth" means the aggregate amount of consolidated assets shown on the consolidated balance sheet of PBSJ and its subsidiaries at any particular date (but excluding from such assets, capitalized organization and development costs, capitalized interest, debt discount and expenses, goodwill, patents, trademarks, copyrights, franchises, licenses, amounts due from officers, employees, directors, stockholders and affiliates, and such other assets as are properly classified "intangible assets" under Generally Accepted Accounting Principles) less consolidated liabilities at such date, including drafts outstanding under letters of credit all computed in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Telegram" means any message transmitted by radio, teletype, cable, any mechanical method of transmission or the like.

         "Termination Date", has the meaning assigned to that term in Section 2.01(a) of this Agreement.

         Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistent with those applied in the preparation of the consolidated financial statements referred to in Section 5.01(d) and all consolidated financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                   ARTICLE 11
                          AMOUNTS AND TERMS OF ADVANCES

         Section 2. The Lender agrees, on the terms and conditions hereinafter set forth, to make the following loans to the Borrower:

         Section 2.01. Revolving Line of Credit.

                  (a) Amount. (I) NationsBank agrees to make advances ("Advances") to the Borrower from time to time during the period from the date hereof to and including June 30, 1999 (the "Maturity Date") or the earlier date of termination under Section G.02 (such earlier date being the "Termination Date") in an aggregate amount not to exceed at anytime and from time to time outstanding the principal amount of Seven Million Dollars (U.S. $7,000,000.00) ("NationsBank Line"). Within the limits of the NationsBank Line, the Borrower may borrow (a "Borrowing"), repay,, and reborrow under this Section 2.01; provided, no Event of Default has occurred and is continuing and the outstanding balance under the NationsBank Line never exceeds $7,000,000.00.

                                      -5-
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                           (ii) SunTrust agrees to make Advances to the Borrower
from time to time during the period from the date hereof to and including the earlier of the maturity Date or the Termination Date in an aggregate amount not to exceed at any time and from time to time outstanding the principal sum of Five Million Dollars ($5,000,000.00) ("SunTrust Line"). Within the limits of the SunTrust Line, the Borrower may borrow, repay and reborrow under this Section
2.01 provided no Event of Default has occurred and is continuing and the outstanding balance under the SunTrust Line never exceeds $5,000,000.00.

                           (iii) in the event for any reason the Advances
outstanding at any time exceed the aggregate amount permitted in this Section 2.01, the Borrower shall pay cash to the Lender in such amount as is necessary to reduce the outstanding principal balance of the Advances to the aggregate amount permitted hereunder.

                  (b) The Revolver Note. All Advances made by the Lender under the NationsBank Line and the SunTrust Line, respectively, shall be evidenced by two (2) promissory notes in substantially the forms attached hereto as Exhibit A and Exhibit A-1 ("Revolver Notes").

                  (c) Interest. The Borrower agrees to pay interest on that portion of the outstanding principal amount of the Revolver Note maintained from time to time as a (x) Fluctuating Advance equal at all times, at Borrower's option, to (I) the Lender's Prime Rate minus one percent (1.0%) ("Prime Rate Option"); (ii) the LIBOR for 30 day periods, adjusted daily, plus.-seventy-five
(75) basis points ("LIBOR Floating Option"), or (y) Fixed Advance equal to the LIBOR plus seventy-five (75) basis points ("LIBOR Fixed Option"), which shall be quoted for a 30, 90 or 180 day term. If Borrower selects the LIBOR Fixed Option, it shall simultaneously advise the Lender whether such selection is for a thirty
(30), ninety (90) or one hundred eighty (180) day period (defined herein as the "Interest Period"), and the applicable interest rate for the LIBOR Fixed Option shall remain effective for the Interest Period. Not later than 10:00 a.m. two
(2) Business Days prior to commencement of any Interest Period as to which the LIBOR Fixed Option is intended to apply, Borrower shall give telephone instructions to the Lender (confirmed in writing) of its elected interest rate option for the next Interest Period. The failure of the Borrower to give such instructions shall conclusively be presumed to be an election by Borrower to select the Prime Rate option.

                  If Borrower has selected the Prime Rate Option, then Borrower may elect, at any time, to change the interest rate option by telephone notice (confirmed in writing) to the Lender no later than 10:00 a.m. on the date the changed interest rate is to become effective. In the event that the LIBOR is not determinable, then the Prime Rate Option shall apply.

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                  In the event Borrower has selected the LIBOR Fixed Option with respect to any Interest Period, such selection shall be subject to the following terms and provisions:

                           (I) If, at any time, the Lender shall have determined
(which determination shall be final and conclusive and binding on the parties hereto), that, as a result of any change in any applicable law or governmental (federal, state or local, domestic or foreign) rule, regulation or order or any interpretation thereof (including, without limitation, the introduction of any new or revised law or governmental rule, regulation or order) or its compliance with any directive or request of any central bank or other governmental authority (whether or not having the force of law), the cost to such Lender (s) of making, funding or maintaining the portion of the Loans which then is subject to one or more LIBOR Fixed Options (a "LIBOR Loan" or "LIBOR Loans") has increased from its cost at the time of the commencement of the relevant Interest Period, then the Lender shall promptly so notify Borrower and give Borrower reasonably sufficient detail as to the reason for the increased costs as well as an accounting as to the amount of any claimed increases) in cost; and Borrower shall pay to the Lender, an amount sufficient to reimburse such Lender for such increased cost.

                           (ii) In the event the Lender shall have determined
(which determination shall be binding and conclusive on Borrower) that, by reason of circumstances affecting the relevant markets for the LIBOR Floating Option or the LIBOR Fixed Option, adequate and reasonable means do not exist for determining and/or calculating the rate applicable to the LIBOR Floating-option or the LIBOR Fixed Option with respect to (a) the continuation of the LIBOR Floating Option or the LIBOR Fixed Option then in existence pursuant to a prior request of Borrower, or (b) any request by Borrower to change the Prime Rate Option then in existence to a LIBOR Floating Option or the LIBOR Fixed Option, the Lender shall promptly notify Borrower by telephone (confirmed in writing) of such determination. Upon receipt of such notice, the Prime Rate Option shall be in effect until the Lender notifies Borrower that it may resume selection of the LIBOR Fixed Option or LIBOR Floating Option.

                  In any case where Borrower may select an interest rate option but fails or neglects to do so, then the Prime Rate Option shall apply. Any changes in the interest rate herein set forth which are due to changes in the Prime Rate shall take effect on the date of the changes in the Prime Rate.

                  Following the occurrence of a monetary Event of Default or an Event of Default under Section 6.02 of this Agreement which has not been cured to the satisfaction of the respective Lender for whom the Event of Default applies and until such cure of an Event of Default, unless otherwise waived by Lender, the principal balance outstanding shall bear interest at the Default Rate.

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                  The last day in the interest Period (when considered with
respect to the Effective Date) shall be a Business Day; if not, such last day shall be changed to the immediately-preceding Business Day. Interest accrued on the indebtedness evidenced by the Revolver Note prior to maturity shall be payable monthly in arrears on the first day of each month commencing August 1, 1996; provided, however, all interest accrued on LIBOR Fixed Loans shall be due and payable at the conclusion of the relevant Interest Period for each LIBOR Fixed Option.

                  (d) Making the Advance. Each Advance shall be made upon notice from the Borrower to the Lender at the Lender's Office specifying the date and amount of the Advance. Upon the fulfillment of the applicable conditions set forth in Article IV hereof, the Lender will make such funds available to the Borrower at the Lender's office at the address specified under Section 7.03 under this Agreement.

                  (e) Repayment of Advances. All outstanding Advances evidenced by the Revolver Note shall be repaid on the earlier of (I) the date of demand if an Event of Default has occurred; or (ii) the Maturity Date.

                  (f) Use of Line Proceeds. The Line loan proceeds shall be used by the Borrower for general corporate purposes.

         Section 2.02. Letters of Credit.

                  (a) The Lender may, from time to time, up to and including June 29, 1999 open letters of Credit (an "Opening") for the account of the Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided, however, that no Letter of Credit shall have an expiry date subsequent to the Maturity Date unless otherwise agreed to by the Lenders. The form and substance of each Letter of Credit shall be subject to approval by Lender in its sole discretion. The aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Three Million Dollars ($3,000,000.00). The Lender who has opened a Letter of Credit for the account of the Borrower shall notify the other Lender of such action. At the time any draft (the "Draft") is paid by the Lender, the full amount of such Draft shall be immediately due and payable by the Borrower, together with interest thereon, from the date such amount is paid by the Lender to the date such amount is fully repaid by Borrower. In the event the Lender agrees to accept a Draft the Borrower agrees to pay interest on the full amount thereof at the rate agreed upon before the acceptance was created.

         Section 2.03. Computation of Interest. All computations of interest hereunder or under the Note shall be made by the Lender on the basis of an assumed year of 360 days for the actual number of days elapsed not to exceed, however, the Maximum Rate. Interest shall accrue on the date an Advance is made by Lender but not on the date that repayment is received by Lender provided that such funds are received not later than 2:00 p.m. on any Business Day.

         Should any interest or other charges paid by the Borrower, howsoever characterized or computed, after taking into account any commitment fee or other charges which may be deemed in the nature of interest, result in the computation or earning of interest in excess of the Maximum Rate, then any and all of such excess shall be and the same is hereby waived as interest by the Lender and shall be automatically credited against, and in reduction of, the principal amounts owing to the Lender in the inverse order of their maturities.

         Section 2.04. Payments. All payments of principal and interest hereunder or under the Note shall be made at the Lender's Office in immediately available funds. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Note.

         Section 2.05. Fees. In consideration of the Lender's agreeing to establish the Line the Borrower agrees to pay to each Lender an annual fee payable quarterly in advance equal to seventeen and one-half (17.5) basis points of the amount of the NationsBank Line or the. SunTrust Line, as the case maybe. The annual fee for 1996 shall be payable on the date this Agreement is signed by the Borrower and the Lender. Thereafter, the annual fee shall be due and payable quarterly in advance on the first day of each July, October, January and April of 1997, 1998 and 1999.

         Section 2.06. Prepayment. The Borrower shall be permitted to make prepayments of principal on any Fluctuating Advance. The Borrower shall not be permitted to make prepayments of any principal amounts outstanding prior to the expiration of the applicable interest Period with respect to any Fixed Advance.

                                   ARTICLE III
                              CONDITIONS OF LENDING

         Section 3.01. Condition Precedent to Lending. The obligation of the Lender to make its initial Advance is subject to the condition precedent that the Lender shall have received for the account of the Lender, on or before the day of the initial Borrowing, funding or Opening, all of the following, each dated the day of the initial Borrowing, funding or issuance, in form and substance satisfactory to the Lender:

                  (a) The Revolver Note;

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

                  (b) The Guarantees in substantially the form of Exhibit B attached hereto and a certified copy of the resolutions of the Board of Directors of each of the Guarantors evidencing approval of the Guarantees in substantially the form of Exhibit C attached hereto;

                  (c) A certified copy of the resolutions of the Board of Directors of the Borrower, in substantially the form attached hereto as Exhibit D, evidencing approval of this Agreement and the other Loan Documents and other matters contemplated hereby, and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Loan Documents including, but not limited to, a certificate of "good standing" (or its equivalent), certified copies of the articles of incorporation and true and correct copies of the bylaws;

                  (d) A favorable opinion of Counsel for Borrower, in substantially the form attached hereto as Exhibit E, as to the due execution and delivery by the Borrower of this Agreement and the other Loan Documents and as to such other matters as the Lender may reasonably request;

                  (e) A signed copy of a certificate of the Secretary or an Assistant Secretary of the Borrower, in substantially the form attached hereto as Exhibit F who shall certify the names of the officers of the Borrower authorized to sign this Agreement and the other Loan Documents and the other documents or certificates to be delivered Pursuant to this Agreement by the Borrower or any of its officers, together with the true signatures of such officers (Lender may conclusively rely on such certificate until it shall' receive a further certificate of the Secretary or an Assistant Secretary of the Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate];

                  (f) A certified copy of the written approval and consent of the holders, if any, of any obligations of the Borrower which must consent to this Agreement and the Borrowings hereunder; and

                  (g) A Subordination Agreement, in substantially the form attached hereto as Exhibit G, to be signed by each holder of debt of the Borrower other than Lender, if any, or unless waived by Lender.

         Section 3.02. Conditions Precedent to all Lending. The obligation of the Lender to (I) make an Advance on the occasion of each Borrowing (including the initial Borrowing); and (ii) to open the Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or Opening the following statements shall be a true and correct and the Lender shall have received for the account of the Lender, as soon as possible and in any event within thirty (30) days after the end of each quarter of each fiscal year of Borrower, a certificate, in substan- tially the form attached hereto as Exhibit H, signed by the President, Vice President or by any other duly authorized officer of the Borrower, solely in such corporate capacity, stating that, based on an examination which in the opinion of the signer is sufficient to enable him to make an informed statement, to the best of his knowledge:

                           (I) The representations and warranties contained in
         Section 4.01 are correct on and as of the date of each Borrowing or open- ing as though made on and as of such date except to the extent that such representations and warranties specifically relate to an earlier date or are affected by the transaction contemplated under this Agreement; and

                           (ii) No event has occurred and is continuing or would result from such Borrowing or Opening, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Section 4.01 Representations and Warranties. Each of the Borrower and the Guarantors represents and warrants to the Lender as follows:

                  (a) Organization. Borrower and each Guarantor is a corporation duly incorporated, validly existing, and in "good standing" (or its equivalent) under the laws of the jurisdiction indicated at the beginning of this Agreement; is duly qualified as a foreign corporation in all jurisdictions in which its present operations or properties require such qualification; and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties, and to execute and deliver and to perform all of its obligations under the Loan Documents.

                  (b) Due Authorization. The execution, delivery and performance by the Borrower and the Guarantors of the Loan Documents have been authorized by all necessary corporate action and do not and will not contravene any legal or contractual restriction binding on the Borrower and the Guarantors or any of their properties.

                  (c) Validity. This Agreement constitutes, and each of the other Loan Documents (including the Guarantees) when executed and delivered hereunder will constitute, the legal, valid and binding obligations of the Borrower and the Guarantors, as the case may be, enforceable against the Borrower and the Guarantors in accordance with their terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of rights of creditors in general.

                  (d) Financial Information. The drafts of the consolidated balance sheet of the Borrower, the Guarantors and their Affiliates as at March 31, 1996 and the consolidated statement of income and cash flow of the Borrower, the Guarantors and their Affiliates for the six (6) months then ended, prepared by Borrower copies of which have been furnished to the Lender, fairly present the financial position of the Borrower as at such date and the results of the operations of the Borrower, the Guarantors and their Affiliates for the six (6) month period ended on such date, all in accordance with Generally Accepted Accounting Principles applied consistently throughout the periods involved and since March 31, 1996 there has been no material adverse change in such position.

                  (e) Litigation. There are no actions, arbitrations or governmental investigations, inquiries or proceedings, including RICO claims, pending or, to the knowledge of the Borrower or the Guarantors, threatened against the Borrower or the Guarantors or their properties before any court or governmental instrumentality, which, it determined adversely to the Borrower or the Guarantors, would have a material adverse effect on the financial position, properties, or operations of the Borrower and the Guarantors taken as a whole.

                  (f) Subsidiaries. Set forth on Schedule I hereto is a complete and accurate list of the Subsidiaries of Borrower, if any, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of each incorporation, the number of shares of each class of capital stock authorized, and the number outstanding on the date hereof, and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower a and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase, and similar rights at the date hereof. All of the outstanding capital stock of all Subsidiaries of Borrower, if any, have been validly issued, are fully paid and nonassessable and are owned by the Borrower or one or more of the Subsidiaries free and clear of all mortgages, deeds of trust, pledges, liens, security interests and other charges or encumbrances. Each of the Subsidiaries is duly incorporated, validly existing and in "good standing" (or its equivalent) under the laws of the jurisdiction of its incorporation and each is duly qualified as a foreign corporation in all jurisdictions in which its present operations or properties require such qualification.

                  (g) Securities. No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

                  (h) Regulation U. The Borrower is not engaged in the business of obtaining credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) , and no proceeds of any loan hereunder will be used to purchase or carry any margin stock or to extend credit to any other Person for the purpose of purchasing or carrying any margin stock.

                  (I) Taxes. Each of the Borrower and the Guarantors represents that (I) it has filed all tax returns required by law; (ii) all filed tax returns accurately reported its liabilities; (iii) all reported tax liabilities have been paid (unless they are being contested in good faith and by appropriate proceedings) ; and (iv) no Internal Revenue Service or Florida Department of Revenue (or similar taxing authorities or agencies from other states) examinations are pending or expected.

                  (j) Insolvency. Each of the Borrower and, on a consolidated basis, the Guarantors: (I) is not and, following the execution and delivery of this Agreement and the Guarantees, will not be "insolvent" as such term is defined in Section 101 of the Bankruptcy Reform Act of 1978, as amended (the "Act"); (ii) does not have and, following the execution and delivery of this Agreement and the Guarantees, will not be left with, an "unreasonably small capital" within the meaning of Section 548 of the Act; and (iii) in entering into and carrying out its obligations under this Agreement and the Guarantees, does not intend to hinder, delay or defraud any Person to which it is or may become indebted, and does not intend to incur, or does not believe that it would incur, debts beyond its ability to pay as such debts mature within the meaning of said Section 548.

                  (k) Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower and the Guarantors to the Lender for the purposes of or in connection with this Agreement or any transactions contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower and the Guarantors to the Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading.

                  (l) Enforceability. Borrower is not aware of any matter which would render unenforceable, in whole or in part, any of the Loan Documents.

                  (m) Laws. To the best of its knowledge, Borrower is in material compliance with all applicable laws, rules, regulations and orders relating to the conduct of its business, including those pertaining to hazardous waste and materials and other environmental laws.

                                    ARTICLE V
                    COVENANTS OF THE BORROWER AND GUARANTORS

         Section 5.01. Affirmative Covenants Other Than Reporting Requirements. So long as any Indebtedness evidenced by the Note shall remain unpaid, the Borrower, each Guarantor and each Subsidiary of the Borrower or each Guarantor will, unless the Lender shall otherwise consent in writing:

                  (a) Payment of Taxes and Other Charges. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower, provided that the Borrower or such Subsidiary shall not be required to pay any such-tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established on its books.

                  (b) Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations and orders relating to the conduct of its business.

                  (c) Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations and contain a cancellation clause providing not less than thirty (30) days prior written notice to Lender, in such amounts and covering such risks, including, but not limited to, comprehensive general liability in an amount not less than Five Million Dollars ($5,000,000.00) flood, hazard, fire and professional errors and omissions insurance, as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower, the Guarantors or their Subsidiaries, if any, operate; provided, however, the Borrower shall maintain comprehensive general and professional liability insurance for Construction Services in an amount not less than $1,000,000.

                  (d) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges and remain qualified, as a foreign corporation, in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

                  (e) Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all of its business affairs and transactions in accordance with Generally Accepted Accounting Principles consistently applied and permit the Lender (by any of its officers, employees and/or agents) to inspect, audit and make extracts from all of the Borrower's records, files and books of account, and to enter and inspect the Borrower's offices during normal business hours upon reasonable notice to Borrower. The Borrower shall deliver any document or instrument necessary to the Lender to obtain records from any service bureau maintaining records for the Borrower. All reasonable out-of-pocket costs, fees and expenses incurred by the Lender
(other than salaries paid to the Lender's employees), or for which the Lender has become obligated, in connection with such inspection and/or verification shall be payable by the Borrower to the Lender. The Lender agrees to hold in confidence the Borrower's proprietary information obtained pursuant to this Agreement and shall not disclose the same to any third party except (I) as required by law or by judicial or administrative process or to appropriate regulatory authorities or as such information is or becomes public knowledge other than by virtue of the Lender's disclosure; and (ii) to the extent that the Lender, in its sole discretion, needs to disclose such information to agents or professionals it retains to recover the obligations arising hereunder from the Borrower.

                  (f) Maintenance of Tangible Net Worth. Maintain, on a quarterly basis, a minimum Tangible Net Worth greater than or equal to the Tangible Net Worth of Borrower at September 30, 1995, with an annual increase in Tangible Net Worth throughout the balance of the Term equal to fifty percent (50%) of Borrower's Net Income for the fiscal year ended September 30, 1996 and for each succeeding fiscal year end during and throughout the entire term of this Agreement.

                  (g) Performance and Compliance with Other Agreements.
Perform all the obligations to be performed pursuant to the terms of each material indenture, agreement, contract and other instrument by which it is bound, unless the same shall be contested in good faith by appropriate proceedings by the Borrower or where performance thereof is prevented through no fault of the Borrower.

                  (h) Maintenance Free from Security Interests. Maintain the Borrower's assets free and clear of all security interests and liens whatsoever (except the security interest's in favor of the Lender, if any, and as otherwise permitted 'or contemplated under this Agreement).

                  (I) Fixed Charge Coverage Ratio. Maintain, on a quarterly basis, beginning September 30, 1996, for the Borrower's previous four (4) quarters taken as a whole, a Fixed Charge Coverage Ratio of not less than 1.3 to 1.0 during and throughout the entire term of this Agreement.

                  (j) Funded Debt Ratio. Maintain, on a quarterly basis, a ratio of Funded Debt to EBITDA not greater than 2.50 to 1.0 computed on a four (4) quarter rolling basis during and throughout the entire term of this Agreement.

         Section 5.02. Reporting Requirements. So long as any indebtedness evidenced by the Note shall remain unpaid, the Borrower, the Guarantors and their Subsidiaries will, as the case may be, unless the Lender shall otherwise consent in writing, furnish to the Lender:

                  (a) As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower and the Guarantors, Borrower shall provide to Lender a consolidated audited financial statement and consolidating unaudited financial statement, all such financial statements to be prepared in conformity with Generally Accepted Accounting Principles. The audited financial statements shall be prepared by Coopers & Lybrand or other independent public accountants of recognized standing selected by Borrower but reasonably acceptable to the Lender together with a certificate of such accounting firm stating that in the course of the regular audit of the business of the Borrower said firm has obtained no knowledge that an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing or if, in the opinion of such firm, an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing, a statement as to the nature thereof.

                  (b) As soon as possible and in any event within forty-five
(45) days after the end of each quarter of each fiscal year of the Borrower and the Guarantors, an unaudited consolidated financial statement as of the end of such quarter attested to by the Chief Financial Officer of the Borrower and the Guarantors with respect to the accuracy and completeness of the aforesaid financial information and accompanied by a certificate of the Chief Financial Officer stating that he has no knowledge that an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing;

                  (c) As soon as possible and in any event within twenty (20) days after the end of each month of each fiscal year' of the Borrower, a detailed summary and analysis of aging of Accounts;

                  (d) As soon as possible and in any event within forty-five
(45) days after the end of each quarter of each fiscal year of the Borrower, a backlog report as customarily prepared by Borrower;

                  (e) Promptly after the filing or receiving thereof, copies of all reports and notices which the Borrower files, or after the occurrence of a reportable event as defined or any other event or condition which might constitute grounds for the termination of, or for the appointment of a trustee to administer, any plan under ERISA with the Pension Benefit Guaranty Corporation ("PBGC") or the U.S. Department of Labor ("Department") or which the Borrower receives from the PBGC or Department;

                  (f) immediately, but not later than three (3) days after discovery of an Event of Default but in any case, not later than seven (7) days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, the statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default and the action which the Borrower proposes to take with respect thereto;

                  (g) Promptly notify the Lender of the commencement of any material claims (other than claims under a policy of insurance (excluding the Letter of Credit) in amounts which, together with any interest accrued thereon, do not exceed the face value of such policy), actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any Subsidiary or any Affiliate before any court, tribunal or administrative agency or board.

                  (h) Borrower shall promptly inform the Lender of (I) Borrower's failure or inability to perform on contracts over $1,000,000.00 in the aggregate; and (ii) material information of which the Borrower has confirmed knowledge relating to the material adverse change in the financial condition of any account debtor who owes at least $1,000,000.00 to the Borrower.

         Section 5.03. Negative Covenants. So long as any Indebtedness evidenced by the Note shall remain unpaid, the Borrower, the Guarantors and their Subsidiaries will not, without the prior written consent of the Lender:

                  (a) Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except (I) Indebtedness of the Borrower under the Loan Documents;
(ii) Indebtedness of the Borrower and the Guarantors maturing not more than thirty (30) days from the date created and incurred in the ordinary course of business (trade credits) (iii) Indebtedness of the Borrower and the Guarantors otherwise permitted under this Agreement; (iv) Indebtedness of PBSJ in connection with the repurchase of PBSJ capital stock from employees or former employees of Borrower or its Subsidiaries; (v) Indebtedness of the Borrower and Guarantors pertaining to purchase money security interests not to exceed one Million Dollars ($1,000,000.00) in the aggregate at any time outstanding; (vi) Indebtedness of the Borrower and the Guarantors existing on the date hereof, as set forth on the Borrower's and the Guarantors financial statements dated June 30, 1996, including, but not limited to, Indebtedness arising under that certain first mortgage loan made by NationsBank to Borrower dated May 17, 1993; provided, however, the Borrower and the Guarantors shall be permitted to refinance any mortgage existing on the date hereof which is secured by the real property of the Borrower or the Guarantors; provided further, however, the amount of the Indebtedness incurred as a result of such refinancing shall not exceed the principal balance outstanding and secured by the mortgage on the date of said refinancing; (vii) Indebtedness of the Borrower and the Guarantors or any Subsidiary thereof not to exceed Five Million Dollars ($5,000,000) in the aggregate which is incurred pursuant to unsecured amortizing financing provided by sellers in connection with acquisitions made by the Borrower and the Guarantors or any Subsidiary thereof as otherwise permitted under this Agreement; (viii) Indebtedness of the Borrower and the Guarantors arising in connection with Subordinated Debt other than Indebtedness permitted under Sections 5.03(a)(vii) and (ix) of this Agreement; provided, however, (x) such Subordinated Debt shall be unsecured, (y) the Borrower and the Guarantors shall not be permitted to make principal payments on the Subordinated Debt during the term of this Agreement; except Borrower and the Guarantors shall be permitted to make interest payments so long as no Event of Default has occurred under this Agreement, and (z) the holder of such Subordinated Debt shall execute and deliver to Lender a Subordination Agreement; (ix) Indebtedness of any Subsidiary not to exceed Five Million Dollars ($5,000,000.00) in the aggregate which is incurred pursuant to secured financing provided by (a) sellers or (b) other creditors which is pre-existing at the time of the acquisitions made by the Borrower and the Guarantors or any Subsidiary thereof; provided, however, if the seller financing is secured by mortgages, liens or security interests in real estate, fixtures or fixed assets, then the amount of Indebtedness otherwise permitted under 5.03(a)(vii) above shall be reduced by the full amount of such secured financing and; provided further, however, if such seller or other creditor financing is secured by liens or security interests in any other assets which are acquired by Borrower, Guarantors or any Subsidiary, then such Indebtedness will be repaid so that all such security interests will be terminated within thirty (30) days of the date of such acquisition. Anything herein to the contrary notwithstanding, the Borrower and the Guarantors shall not be permitted to incur additional Indebtedness under (v), (vii), (viii) and
(ix) above if an Event of Default has occurred under this Agreement.

                  (b) Liens and Encumbrances. Create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, or other char or encumbrance (including the lien or retained security title of a conditional vendor) of any nature or any other type of preferential arrangement, upon or with respect to any of its properties, now owned or hereafter acquired, or assign or otherwise convey, any right to receive income, except that the foregoing restrictions shall not apply to:

                           (I) liens for taxes, assessments or governmental charges or levies on property of the Borrower if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

                           (ii) liens imposed by law, such as landlord's, carriers', warehousemen's and mechanics, liens and other similar liens arising in the ordinary course of business;

                           (iii) liens arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, repairmen's, materialmen's and other like liens arising in the ordinary course of business in respect of obligations which are not due or are being contested in good faith;

                           (iv) liens or security interests existing on the date of this Agreement as disclosed on Schedule 11 hereto; and

                           (v) liens or security interests covering real or personal property and in existence at the time of acquisition thereof by the Borrower, Guarantors or the Subsidiaries and purchase money mortgages and purchase money security interests (including the lien or retained security title of a conditional vendor) covering real or personal property hereafter acquired by the Borrower, the Guarantors or Subsidiaries provided (A) the obligations secured thereby do not exceed 100% of the purchase prince or fair market value of such property, whichever is less, (B) the obligations secured thereby are otherwise permitted hereunder or any other agreements of whatever nature to which the Borrower, the Guarantors or the Subsidiaries is a party and (C) no such lien, mortgage or security interest covers, or is extended to cover, any other property owned by the Borrower, the Guarantors or the Subsidiaries.

                  (c) Assumptions and Guarantees of Indebtedness of Other Persons. Assume, guarantee, indorse or otherwise, become directly or contingently liable in connection with any obligation of any other Person (except by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) except for guarantees (other than the Guarantee of each Guarantor) permitted under this Agreement which shall not exceed, including all other Indebtedness, $5,000,000.00 in the aggregate; provided, however, Borrower shall be permitted to indemnify its officers and directors in accordance with the provisions set forth under its bylaws and/or articles of incorporation. Anything herein to the contrary notwithstanding, the Borrower and the Guarantors shall not be permitted to assume, guarantee, indorse or otherwise, become directly or contingently liable in connection with any obligation incurred by Borrower, the Guarantors, any Subsidiary or any Person in connection with Section 5.03(a)(ix) of this Agreement.

                  (d) Sale or Other Disposal of Assets. Sell, lease, sell and leaseback, assign, transfer or otherwise dispose of all or a substantial portion of its assets, including Accounts and shares of stock of whatever type except as otherwise permitted under this Agreement.

                  (e) Dividends. Declare or pay any dividends on any of its capital stock now or hereafter outstanding or return any capital or make any distribution of assets to shareholders in excess of fifty percent (50%) of Borrower's Net Income for the immediately preceding fiscal year.

                  (f) Change in Nature of Business, Ownership, or Management. Make or permit to be made, any material change in the nature of its business as carried on at the date hereof or permit any change in the current ownership structure as an employee-owned entity; provided, however, Borrower shall be permitted to engage in business activities other than those currently conducted by Borrower to the extent that Borrowers' aggregate gross- revenue attributable to all such other business activities on a consolidated basis represent less than ten percent (10%) of Borrower' s consolidated gross revenue taken as a whole.

                  (g) Consolidated Tax Return. Make any consolidated tax return with respect to its income with any other corporation except any Subsidiary or Subsidiaries.

                  (h) Subordinated Debt. Make any prepayments on and/or restructure any Subordinated Debt af ter an Event of Default shall have occurred and is continuing af ter the expiration of applicable grace periods, if any, or unless waived by Lender.

                  (I) Merger. Merge into or consolidate with or into any corporation; for the purposes of this subparagraph (I), the acquisition by the Borrower or any Subsidiary by lease, purchase or otherwise, of all or substantially all of the assets of any corporation shall be deemed a merger of said corporation with the Borrower or such Subsidiary except that any Subsidiary may merge into or consolidate with any other Subsidiary of the Borrower or merge into the Borrower so long as the Borrower is the surviving corporation other than any Subsidiary which has incurred secured Indebtedness in connection with seller or other creditor financing as otherwise permitted under Section 5.03 (a) of this Agreement. Anything herein to the contrary notwithstanding, Borrower or any Subsidiary shall be permitted, without limitation except for subsection (f) above and the limitations set forth in the preceding sentence of this Section
5.03 (I) , to acquire by merger, any Person, provided that Borrower, or a Subsidiary, is the surviving corporation.

                  (j) Subsidiary. Except as otherwise permitted under 5.03(f),
(I) and (m), organize any other Subsidiary unless prior written consent is obtained f rom Lender, which consent shall not be unreasonably withheld or delayed; provided, however, such Subsidiary shall Guarantee the Loan and shall execute a Guarantee in the form attached hereto as Exhibit "B" unless such requirement for a Guarantee shall be waived by Lender.

                  (k) Shares of Stock. Authorize, issue, grant or sell any shares of its capital stock except to employees.

                  (1) Loans. Make any loan or advance or extend credit to any Person except to (I) Affiliates of Borrower (ii) employees of Borrower, in the ordinary course of Borrower's business, not to exceed in the aggregate One Hundred Thousand Dollars ($100,000.00); and (iii) employees of Borrower and its Subsidiaries in connection with the purchase by such employees of PBSJ capital stock.

                  (m) Acquisition. Acquire or invest in any Person (excluding individuals) or the assets of any Person (excluding individuals) whereby such acquisitions or investments would exceed the limitations on aggregate gross revenues as set forth under subsection (f) above.

                  (n) Investments. Except as otherwise permitted under 5.03 (f) and (m), make any investments of Borrower's or Guarantor's funds other than investments existing on the date of this Agreement and disclosed to Lender and short term investments with a maturity of less than twelve (12) months and which are specifically limited to (I) government securities issued by the United States of America or agencies thereof; (ii) Certificates of Deposit issued by banks insured by the Federal Deposit insurance Corporation with a minimum capitalization of Fifty Million Dollars

(U.S. $50,000,000.00) commercial paper and money market instruments rated "investment grade" by Moody's investor Services, Inc. or Standard & Poor's Corp.; and (iv) mutual funds; provided, however, anything herein to the contrary notwithstanding, the Guarantors shall be permitted to make capital investments of their funds in the Borrower; provided, further, however, if any such investment by the Guarantors shall be deemed to be indebtedness of the Borrower, then such indebtedness shall be characterized and treated as Subordinated Debt as provided under this Agreement.

         Section 5.04. Financial Covenants. Anything herein to the contrary notwithstanding, the Borrower and the Lender agree that all financial covenants referred to under this Agreement shall be measured on a consolidated basis which includes (I) the Borrower; (ii) the Guarantors; and (iii). any Affiliates (excluding directors and officers of Borrower, the Guarantors and Subsidiaries) of either (I) or (ii).

                                   ARTICLE VI
                                EVENTS OF DEFAULT

         Section 6.01. Events of Default. The term, "Event of Default", shall mean any of the following events that shall occur and be continuing after the expiration of applicable cure periods, if any, or unless waived by Lender:

                  (a) The Borrower shall fail to pay when due any installment of principal of or interest under the Note or under any of the other Loan Documents and such default continues unremedied for ten (10) consecutive days after written notice thereof shall have been given to the Borrower by the Lender or the holder of the Note; or

                  (b) Any material representation or warranty made by the Borrower or the Guarantors herein or by the Borrower (or any of its officers) in any certificate, agreement, instrument or written statement made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect on the date as of which the facts set forth are stated or certified; or

                  (c) The Borrower or the Guarantors shall default in the due performance and observance of any of its agreements contained in Section 5.01(f), (I), (j) or Section 5.03; or

                  (d) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in the other Loan Documents on its part to be performed or observed and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Lender or the holder of the Note and the remedy period has not been extended by the Lender or the holder of the Note; or

                  (e) The Borrower shall fail to pay any Indebtedness for borrowed money or the unpaid portion of the purchase price of property (other than as evidenced by the Note) owing by the Borrower or any interest or premium thereon in excess of Two Hundred Thousand Dollars ($200,000.00) in the aggregate, when due, whether such obligation shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise; or the Borrower shall fail to perform any material term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement) evidencing or securing or relating to any such obligation owing by the Borrower when required to be performed if the effect of such failure is to accelerate, or to permit the holder or holders of such obligation or the trustee or trustees under any such agreement or instrument to accelerate, the maturity of such obligation, whether or not such failure to perform shall be waived by the holder or holders of such Indebtedness or such trustee or trustees; provided, however, nothing in this subsection shall require the payment or performance of any obligation, as aforesaid, provided the Borrower contests by appropriate legal proceedings diligently conducted in good faith, without cost or expense, including attorneys' fees, to the Lender, any such payment or performance; or

                  (f) The entry o f a decree or order for relief by a court having jurisdiction in the premises in respect of the Borrower in an involuntary case under the federal bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar officer) of the Borrower or for any substantial part of the property of the Borrower or requiring the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days; or

                  (g) The commencement by the Borrower of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Borrower to the appointment of and taking possession by a custodian, receiver, trustee, liquidator, assignee, sequestrator (or other similar official) of the Borrower or for any substantial part of the property of the Borrower or the making by the Borrower of any assignment for the benefit of creditors, or the failure of the Borrower to pay its debts as such debts become due, as the same is construed under Section 303 of the Bankruptcy Code or the taking of action by the Borrower in furtherance of any of the foregoing; or (h) Any final judgments or orders in an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) shall be entered against the Borrower and such judgments or orders shall continue unsatisfied or the repayment thereof shall not be fully bonded within thirty (30) days after their issuance or are not otherwise still being contested in good faith by appropriate proceedings which stay the effect thereof; or

                  (I) Any monies, deposits or other property of the Borrower, in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate, now or hereafter on deposit with or in the possession or under the control of the Lender shall be attached or become subject to distrained proceedings or any order or process of any court and remains unremedied for thirty (30) days after written notice shall have been given to the Borrower by the Lender; or

                  (j) The certificate of the certified public accountants required to be delivered to the Lender pursuant to Section 5.02 (a) shall contain any material exception indicating a material adverse change in the financial condition, properties, or operations of the Borrower which would impair the Borrower's ability to repay the Loan; or

                  (k) The occurrence of any material adverse change in the financial position of the Borrower and/or condition of the property of the Borrower which would impair the Borrower's ability to repay the Loan.

                  (1) Any material change in the nature of the corporate existence of Borrower which has a material adverse effect on the Borrower.

                  (m) Occurrence of an event of default by Borrower under any other credit facility established by Lender in favor of Borrower so that an event of default under any credit facility shall cause all credit facilities to be in default, unless Lender waives such default or it is otherwise cured.

         Section 6.02. Action if Event of Default. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender shall, by notice to the Borrower, declare the right of the Borrower to request Advances to be terminated--whereupon the same shall forthwith terminate. Further, the Lender may, upon notice to the Borrower, declare the entire unpaid principal amount evidenced by the Note, all interest accrued and unpaid thereon and all other amounts payable under the Letter of Credit and this Agreement to be forthwith due and payable, whereupon the Indebtedness evidenced by the Note, the Letter of Credit, all such accrued interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided however, if an Event of Default is an event described in Section 6.01(f) or (g), above, the right of the Borrower to request Advances shall automatically terminate and the Indebtedness of the Borrower to the Lender shall forthwith, without notice to or demand upon the Borrower, be due and payable.

                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7.01. No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender or any other holder of any Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 7.02. Amendments. No amendment, modification, termination, or waiver of any provision of this Agreement or of the other Loan Documents nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         Section 7.03. Notices. All notices, requests, demands, directions and other communications provided for hereunder shall be in writing (including telegraphic communication) and if to any party, addressed or delivered to it at its address set forth below its signature on the signature pages hereof, or at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices, requests, demands, directions, and other communications shall, when mailed or telegraphed, be effective when deposited in the -mails or delivered to the telegraph company, respectively, addressed as aforesaid.

         Section 7.04. Costs, Expenses and Taxes. The Borrower agrees to pay, on request, all reasonable costs and expenses of the Lender in connection with the preparation, execution and delivery, and the Lender's costs and expenses in connection with this Agreement, the other Loan Documents, and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto, and, after an event of default has occurred, all costs and expenses, if any, in connection with the enforcement of this Agreement, the other Loan Documents, or any other instruments and documents to be delivered hereunder. In addition, the Borrower shall pay any and all excise (documentary stamp) and other taxes (including interest and penalties for failure to have paid same) payable or determined to be payable, whether prior to or simulta-neously with the initial Advance or Opening or at any time thereafter, in connection with the execution and delivery of this Agreement, the other Loan Documents and the other instruments and documents to be delivered hereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. Anything herein to the contrary notwithstanding, the Borrower shall not be obligated to pay to Lender amounts incurred by Lender for attorneys' fees in connection with any matters arising under this Agreement in which the Borrower is the prevailing party.

         Section 7.05. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, the Lender or any bank which participates in any loan to the Borrower with the Lender in connection herewith is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Lender or participant to or for the credit or the account of the Borrower against any and all Indebtedness of the Borrower now or hereafter existing under this Agreement and the other Loan Documents or in connection with any participant, irrespective of whether or not the Lender shall have made any demand under this Agreement or the other Loan Documents and although such obligations may be unmatured. The Borrower agrees that the Indebtedness of the Borrower to the Lender shall be deemed to run to the Lender and its participant as if the Note had initially been executed and delivered by Borrower to the order of the Lender and its participant (s). The Lender agrees promptly to hotif y the Borrower after any such setoff and application made by the Lender or the Lender's participant, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

         Section 7.06. Further Assurances. Borrower and the Guarantors agree to execute any and all further documents and instruments that may be required under applicable law or which the Lender may reasonably request in order to effectuate the transactions contemplated by this Agreement.

         Section 7.07. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when 'so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         Section 7.08. Binding Effect; Assignment. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender which consent the Lender may grant or withhold in its discretion.

         Section 7.09. Governing Law. This Agreement and each of the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Florida (except as to those matters relating to interest rates or other lending terms which are or may, at the election of the Lender, be governed by United States (Federal) law].

         Section 7.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 7.11. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 7.12. WAIVER OF TRIAL BY JURY. THE BORROWER AND, THE GUARANTORS IN DELIVERING AND THE LENDER IN ACCEPTING DELIVERY OF THIS CREDIT AGREEMENT, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT AND ANY DOCUMENT EKECUTED
AND DELIVERED BY THE BORROWER AND THE GUARANTORS TO THE LENDER IN CONJUNCTION WITH THIS CREDIT AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR INDEPENDENT CONTRACTOR OF THEM. THIS IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THE CREDIT AGREEMENT WITH THE BORROWER -AND THE GUARANTORS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         LENDER:

                         NATIONSBANK, N.A. (SOUTH)

                         By: /s/ STEVEN C. MAYER
                             ---------------------------------------------

                         Title: Vice President

                         100 Southeast Second Street
                         Miami, Florida 33131

                         Attn: Steven C. Mayer, Vice President
                               Commercial Banking

                         SUNTRUST BANK, MIAMI, N.A.

                         By: /s/ GEORGE PSOMOPOULOS
                             ---------------------------------------------

                         Title: Vice President

                         777 Brickell Avenue
                         Miami, Florida
                         Attn: George Psomopoulos
                               Corporate Banking

                         BORROWER:

                         POST, BUCKLEY, SCHUH & JERNIGAN, INC.,
                         a Florida corporation

                         By: /s/ RICHARD A. WICKETT
                             ----------------------------------
                                 Richard A. Wickett

                         Title: Exec. Vice President

                         2001 N.W. 107th Ave.
                         Miami, Florida 33172-2507

                         Attention: Richard A. Wickett

                         THE PBSJ CORPORATION,
                         a Florida corporation

                         By: /s/ RICHARD A. WICKETT
                             ----------------------------------
                                 Richard A. Wickett

                         Title: Treasurer

                         2001 N.W. 107th Ave.
                         Miami, Florida 33172-2507

                         Attention: Richard A. Wickett

                         GUARANTORS:

                         SEMINOLE DEVELOPMENT CORPORATION,
                         a Florida corporation

                         By: /s/ RICHARD A. WICKETT
                             ----------------------------------
                                 Richard A. Wickett

                         Title: Treasurer

                         2001 N.W. 107th Ave.
                         Miami, Florida 33172-2507

                         Attention: Richard A. Wickett

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("this Amendment") dated this 3rd day of July, 1997 among NATIONSBANK, N.A. (SOUTH) ("NationsBank") and SUNTRUST BANK, MIAMI, N.A. ("SunTrust") (collectively the "Lender"); POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Florida corporation, and THE PBSJ CORPORATION, a Florida corporation (collectively the "Borrower"); and SEMINOLE DEVELOPMENT CORPORATION, a Florida corporation; HOH ASSOCIATES, INC., a Florida corporation; POST, BUCKLEY INTERNATIONAL, INC., a Florida corporation; PBS&J CONSTRUCTION SERVICES, INC., a Florida corporation; MEASUREMENT SCIENCE, INC., a Colorado corporation; SEMINOLE INVESTMENTS, INC., a California corporation; POST, BUCKLEY, SCHUH & JERNIGAN, INC. OF ARIZONA, an Arizona corporation; POST, BUCKLEY INTERNATIONAL, INC. DEL ECUADOR COMPANIA LIMITADOR, an Ecuadorian corporation; POST BUCKLEY INTERNATIONAL, INC., LTD. (SWAZILAND), a Swaziland corporation; POST BUCKLEY, SCHUH & JERNIGAN, INC., a California corporation; POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Nevada corporation; and POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Texas corporation (jointly and severally the "Guarantors")

                             PRELIMINARY STATEMENTS

         A. The Lenders, the Borrower and the Guarantors entered into that certain Credit Agreement, dated June 28, 1996 (the "Credit Agreement") by which NationsBank established a revolving line of credit for the Borrower in the principal amount of $7,000,000.00 and SunTrust established a revolving line of credit for the Borrower in the principal mount of $5,000,000.00.

         B. The Borrower and the Guarantors have requested each of the Lenders to make the Borrower a term loan of $5,000,000.00 each to enable the Borrower to make a loan to EH&A Acquisition, Inc. ("EHA") to enable it to acquire all of the issued and outstanding shares of stock of Espey Huston & Associates, Inc., a Texas corporation ("Espey"); said loan to be secured by a pledge to the Borrower, The PBSJ Corporation ("PBSJ"), of all of the shares of Espey purchased by EHA.

         C. The Lenders are agreeable to making the term loans but only in accordance with the terms of this Amendment.

         IN CONSIDERATION OF the Preliminary Statements and the mutual covenants hereinafter set forth, the parties agree as follows:

         1. All of the Preliminary Statements are true and correct and, by this reference, republished and confirmed. All of the terms of the Credit Agreement are incorporated into this Amendment as if fully set forth herein.

         2. The Credit Agreement is amended as follows:

            A. Section 1.01 is amended as follows:

               (i) the definition of "Fixed Charge Coverage" is deleted in its entirety and the following substituted in place thereof:

               "Fixed Charge Coverage" means EBITL divided by interest expense plus lease expense plus current maturities of the Term Loans (as hereinafter defined).

               (ii) By deleting the definition of "Loan Documents" in its entirety and substituting the following in place thereof:

               "Loan Documents" mean the Revolver Notes, the Term Notes, the Credit Agreement, the First Amendment to Credit Agreement, the Guarantees and the Subordination Agreements and all amendments, renewals and substitutions of any of the aforesaid documents.

               (iii) By adding the following definition of "Maturity Date":

               "Maturity Date" shall mean, as to the Revolving Lines of Credit, June 30, 1999 and, as to the Term Loans, June 30, 2002 except as provided in Subsection (iv) of Section 2.07 of the Amendment.

               (iv) The definition of "Note" is deleted in its entirety and the following substituted in place thereof:

               "Note" means collectively each Revolver Note heretofore delivered to each Lender and each Term Note to be delivered by Borrower to each Lender.

            B. Article II is amended by adding Section 2.07 thereto as follows:

            Section 2.07 Term Loan

            (i) (1) NationsBank agrees to make a term loan to the Borrower in the principal amount of Five Million Dollars (U.S. $5,000,000.00) (the "NationsBank Term Loan").

                (2) SunTrust agrees to make a term loan to the Borrower in the principal amount of Five Million Dollars (U.S. $5,000,000.00) (the "SunTrust Term Loan").

            (ii) Term Notes. The NationsBank Term Loan shall be evidenced by a promissory note in substantially the form attached hereto as Schedule A and the SunTrust Term Loan shall be evidenced by a promissory note in substantially the form attached hereto as Schedule B (the NationsBank Term Loan and the SunTrust Term Loan are herein sometimes referred to collectively as the "Term Loans").

            (iii) Interest. The Borrower agrees to pay interest on each of the Term Loans at the rate and on the terms set forth in and in accordance with the provisions of Section 2.01(c) of the Credit Agreement.

            (iv) Principal. Borrower shall make an annual principal payment on each anniversary of the Term Notes in an amount equal to twenty percent (20%) of the principal amount originally funded under the Term Loans. Provided no Event of Default or an event, which the giving of notice or lapse of time, would constitute an Event of Default has occurred and is continuing, the Borrower shall have the right to reborrow any principal sums paid in reduction of the Term Loans in any fiscal year in excess of the annual principal payment required to be made hereunder provided any amount so borrowed does not cause the principal amount outstanding under the Term Notes to exceed $5,000,000.00 less the sum of any required annual payments. The availability of reborrowing shall terminate on June 30, 2002, when all outstanding principal under the Term Notes shall be due and payable in full; provided, however, anything in the First Amendment to Credit Agreement or any other agreement between the Borrower and the Lender to the contrary notwithstanding, in the event PBSJ does not acquire all of the issued and out-standing shares of stock of EHA OR ESPGY on or before July 3, 1998, all outstanding principal, plus all accrued but unpaid interest thereon, evidenced by the Term Notes shall be due and payable in full on July 3, 1998, without notice to or demand upon the Borrower.

            (v) Fees. In consideration of the Lenders' agreeing to make the Term Loans, the Borrower agrees to pay to each Lender, in addition to the fees due the Lender under the Revolving Loans, an annual fee payable quarterly in advance equal to seventeen and one-half (17.5) basis points of the committed amount of the NationsBank Term Loan or the SunTrust Term Loan, as the case may be, as follows:

                     Year        Committed Amount       Annual Fee

                       1           $5,000,000.00         $8,750.00
                       2           $4,000,000.00         $7,000.00
                       3           $3,000,000.00         $5,250.00
                       4           $2,000,000.00         $3,500.00
                       5           $1,000,000.00         $1,750.00

                The annual fee for 1997 shall be payable on the date of this
            Amendment. Thereafter, the annual fee shall be due and payable quarterly in advance on the first day of each July, October, January and April of each year until the Maturity Date of the Term Loans.

            (vi) Credit Agreement. All of the terms of the Credit Agreement as amended by this Amendment shall be as applicable to the Term Loans as if said Term Loans were made at the time of the Revolving Loans and shall survive the repayment of the Revolving Loans.

            (vii) Security. As security for the repayment of the indebtedness evidenced by the Term Notes and the First Amendment to Credit Agreement, PBSJ shall (i) endorse to the Lender its interest as payee under that certain Promissory Note in the principal amount of $12,000,000.00 from EHA to PBSJ ("EHA Note"); (ii) assign and transfer to the

            Lender PBSJ's interest in and to (x) that certain Loan Agreement and that certain Security Agreement from EHA to PBSJ by which EHA granted a security interest in and pledged to PBSJ all of the issued and outstanding shares of stock in Espey ("EHA Loan and Security Agreements"), and (y) Guaranty from Charles Jasper to PBSJ by which Charles Jasper guaranteed the obligation of EHA to PBSJ ("Jasper Guaranty"), and (iii) deliver to the Lender all of the shares of stock of Espey with duly signed blank stock powers, ("Shares).

            (viii) Simultaneously with the execution of the buy/sell agreement between the PBSJ Corporation and GHCA/GSPGY Paragraph C.2.B. (iv) becomes null and void.

            C. Subsection (f) of Section 5.01 of the Agreement is deleted in its entirety and the following substituted in place thereof.

            (f) Maintenance of Tangible Net Worth. Maintain, on a quarterly basis, Tangible Net Worth as of September 30, 1996 of $26,000,000 plus 50% of the Borrower's Net Income less (i) incremental intangibles, including non-compete agreements and net redemptions of common stock up to $2,500,000 for fiscal years 1997 and 1998; and
            (ii) $4,500,000 for the acquisition of all of the shares in EHA, provided such purchase is consummated on or before July 3, 1998.

            D. Subsection (l) of Section 5.03 of the Agreement is amended by deleting the word "and" before "(iii)" and adding a semi-colon and the following: "and (iv) EHA in the principal amount of $12,000,000.00 for the sole purpose of enabling EHA to acquire all of the issued and outstanding shares of stock in Espey.

            E. Section 6.01 is amended by adding thereto the following:

            (n) Any default under the Revolver Notes and any provisions of the
                Credit Agreement specifically applicable thereto shall constitute a default under the Term Notes and any provisions of the Credit Agreement specifically applicable thereto and vice versa.

            (o) Failure of the Borrower to acquire all of the issued and outstanding shares of stock of Espey or GH&A on or before July 3, 1998; provided, however, this shall not be deemed an Event of Default as to the Revolver Loans.

            F. Article VII is amended by adding Section 7.13 thereto as follows:

            Section 7.13. Jurisdiction and Venue. The parties hereto agree that any suit, action or proceeding brought by any such party against another party to the Credit Agreement arising under or in connection with the Credit Agreement, this Amendment or any document or instrument prepared or delivered in connection therewith shall be brought in any state or federal court having a situs located in the City of Miami, Dade County, Florida.

         3. It is a condition precedent to the Lenders' making and funding the Term Loans that the Borrower shall have delivered to the Lenders the following:

            (a) This Amendment duly signed;

            (b) The Term Notes and Out-of-State Signing Certificates duly signed;

            (c) The other documents required under Section 3.01(b) through (g), inclusive, of the Credit Agreement;

            (d) The Continuing Unlimited Guaranty of the Guarantors;

            (e) The EHA Note, the EHA Loan and Security Agreements, the Jasper
                Guaranty, the Shares and Stock Powers ("EHA Documents");

            (f) Financing Statements to evidence the Lender's interest in EHA
                Documents; and

            (g) Opinion of Counsel to the Borrower in form and substance acceptable to the Lender and its counsel.

         Provided, however, the Borrower shall have thirty (30) and the Guarantors 90 days from the date of this Amendment and the funding of the Term Loans to satisfy all of the conditions precedent to the Lender's funding the Term Loans. The Borrower and the Guarantors shall use their best efforts to satisfy all said conditions. The failure of the Borrower and/or Guarantors to satisfy all said conditions (unless waived in writing by the Lender) shall constitute an Event of Default under the Credit Agreement and the Term Notes.

         4. Except as amended hereby, all of the other terms and conditions of the Loan Documents shall remain in full force and effect and be as binding on the Borrower and the Guarantors as if the provisions hereof originally constitute part of the Loan Documents. In the event of any conflict, inconsistency or incongruity between the terms of the Loan Documents (excluding the Term Notes and this Amendment) and the terms of this Amendment, the terms of this Amendment shall govern and control.

         5. Further Assurances. Borrower and the Guarantors agree to execute any and all further documents and instruments that may be required under applicable law or which the Lender may reasonably request in order to effectuate the transactions contemplated by this Amendment.

         6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         7. Binding Effect; Assignment. This Amendment shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender which consent the Lender may grant or withhold in its discretion.

         8. Governing Law. This Amendment and each of the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Florida [except as to those matters relating to interest rates or other lending terms which are or may, at the election of the Lender, be governed by United States (Federal) law].

         9. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         10. Headings. Article and Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         11. WAIVER OF TRIAL BY JURY. THE BORROWER AND THE GUARANTORS IN DELIVERING AND THE LENDER IN ACCEPTING DELIVERY OF THIS AMENDMENT, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT AND ANY DOCUMENT EXECUTED AND DELIVERED BY THE BORROWER AND THE GUARANTORS TO THE LENDER IN CONJUNCTION WITH THIS AMENDMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR INDEPENDENT CONTRACTOR OF ANY OF THEM. THIS IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THIS AMENDMENT WITH THE BORROWER AND THE GUARANTORS.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 LENDER:

                                 NATIONSBANK, N.A. (SOUTH)



                                 By: /s/ STEVEN C. MAYER
                                     -------------------------------------------
                                         Steven C. Mayer

                                 Title: Vice President

                                 100 Southeast Second Street
                                 Miami, Florida  33131

                                 Attn: Steven C. Mayer, Vice President
                                       Commercial Banking

                                 SUNTRUST BANK, MIAMI, N.A.


                                 By: /s/ GEORGE F. PSOMOPOULOS
                                     -------------------------------------------

                                 Title: Vice President

                                 777 Brickell Avenue
                                 Miami, Florida
                                 Attn: George Psomopolos
                                       Vice President

                                    BORROWER:

                                    POST, BUCKLEY, SCHUH & JERNIGAN, INC.,
                                    a Florida corporation



                                    By: /s/ RICHARD A. WICKETT
                                       -----------------------------------------
                                            Richard A. Wickett

                                    Title: Executive Vice President

                                    2001 N.W. 107th Ave.
                                    Miami, Florida  33172-2507

                                    Attention:  Richard A. Wickett


                                    THE PBSJ CORPORATION, a Florida corporation


                                    By: /s/ RICHARD A. WICKETT
                                       -----------------------------------------
                                            Richard A. Wickett

                                    Title: Treasurer

                                    2001 N.W. 107th Ave.
                                    Miami, Florida  33172-2507

                                    Attention:  Richard A. Wickett


                                   GUARANTORS:

                                   SEMINOLE DEVELOPMENT CORPORATION,
                                   a Florida corporation

                                    By: /s/ RICHARD A. WICKETT
                                       -----------------------------------------
                                            Richard A. Wickett

                                    Title: Treasurer

                                    2001 N.W. 107th Ave.
                                    Miami, Florida  33172-2507

                                    Attention:  Richard A. Wickett

                      SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Second Amendment") dated as of the 30th day of June, 1999 among NATIONSBANK, N.A. ("NationsBank") and WACHOVIA BANK, N.A. ("Wachovia") (collectively, the "Lender"); POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Florida corporation, and THE PBSJ CORPORATION, a Florida corporation (collectively, the "Borrower"); and SEMINOLE DEVELOPMENT CORPORATION, a Florida corporation; POST, BUCKLEY INTERNATIONAL, INC., a Florida corporation; PBS&J CONSTRUCTION SERVICES, INC., a Florida corporation; and PBS&J CONSTRUCTORS, INC., a Florida corporation (jointly and severally, the "Guarantors").

                             PRELIMINARY STATEMENTS

         A. NationsBank and SunTrust Bank, Miami, N.A. ("SunTrust"; collectively, with NationsBank, the "Original Lender"), the Borrower, the Guarantors (except PBS&J CONSTRUCTORS, INC.) and certain other entities then affiliated with the Borrower (collectively with all Guarantors except PBS&J CONSTRUCTORS, INC., the "Original Guarantors") entered into that certain Credit Agreement, dated June 28, 1996 (the "Credit Agreement") by which NationsBank established for the Borrower both a revolving line of credit in the principal amount of $7,000,000.00 (the "NationsBank Line") and a letter of credit facility in the principal amount of $3,000,000.00 (the "L/C Facility"), and SunTrust established a revolving line of credit for the Borrower in the principal amount of $5,000,000.00 (the "SunTrust Line").

         B. The Original Lender, the Borrower and the Original Guarantors entered into that certain First Amendment to Credit Agreement, dated July 3, 1997 (the "First Amendment") by which each of the Lenders established in favor of the Borrower a reducing revolving line of credit in the amount of $5,000,000.00 each (the "NationsBank Term Loan" and the "SunTrust Term Loan," respectively) to enable the Borrower to make a loan to EH&A Acquisition, Inc. ("EHA") to enable it to acquire all of the issued and outstanding shares of stock of Espey Huston & Associates, Inc., a Texas corporation ("Espey"); said loan to be secured by a pledge to the Borrower, THE PBSJ CORPORATION ("PBSJ"), of all of the shares of Espey purchased by EHA.

         C. Since the date of the First Amendment, certain of the Original Guarantors have been merged into POST, BUCKLEY, SCHUH & JERNIGAN, INC. so that the Guarantors currently constitute all of the subsidiaries of PBSJ.

         D. On June 28, 1999, Wachovia made a $5,000,000.00 bridge loan to Post, Buckley, Schuh & Jernigan, Inc. (the "Bridge Loan"), evidenced by a promissory note in said amount (the "Bridge Note").

         E. Effective as of June 30, 1999, SunTrust assigned all of its right, title and interest (1) in the SunTrust Line to Wachovia, and (2) in the SunTrust Term Loan to NationsBank.

         F. The Borrower and the Guarantors have requested (1) NationsBank to increase the principal amount of the NationsBank Line to $22,000,000.00 and extend its maturity date to June 30,

2002, and (2) Wachovia to consolidate the Bridge Loan into, and increase to $15,000,000.00 the principal amount of, the SunTrust Line and extend its maturity date to June 30, 2002.

         G. The Lenders are agreeable to the aforesaid requests, but only in accordance with the terms of this Second Amendment.

         IN CONSIDERATION OF the Preliminary Statements and the mutual covenants hereinafter set forth, the parties agree as follows:

         1. The foregoing statements are true and correct and are incorporated herein as if set forth in full.

         2. Unless otherwise defined herein, all terms used herein shall have the definitions specified in the Credit Agreement, as modified by the First Amendment; all references hereinafter made to the Credit Agreement to include the modifications thereto effectuated pursuant to the First Amendment.

         3. The Borrower and the Guarantors (collectively, the "Obligors") each confirm and acknowledge that, as of the date hereof, the principal balances due
(a) NationsBank under (i) the NationsBank Line is $80,000.00, and (ii) the Term Loans is $6,000,000.00, and (b) Wachovia under (i) the SunTrust Line is $-0-, and (ii) the Bridge Loan is $5,000,000.00; each plus accrued interest since the date last paid, all free and clear of any defense, set-off or counterclaim.

         4. The Credit Agreement is hereby modified as follows (all references to Sections and Subsections being the applicable Sections and Subsections of the Credit Agreement):

         5. The Credit Agreement is amended as follows:

            A. Section 1.01 is amended as follows:

               (i) in the definition of "Fixed Charge Coverage", the following terms are added at the end of such definition, immediately following the words "lease expense":

               plus current maturities of long term debt plus current maturities of capital leases.

               (ii) the definition for the term "Guarantors" shall include the revisions thereto reflected in the introduction to this Second Amendment.

               (iii) the existing definition of "Maturity Date" is deleted in its entirety and replaced by "June 30, 2002."

               (iv) the defined term "Tangible Net Worth" and its definition are deleted in their entirety.

            B. Section 2.01 is amended as follows:

               (i) in Subsection (a)(i), the date "June 30, 2002" is substituted for the date "June 30, 1999," and the amount "Twenty-Two Million Dollars ($22,000,000.00)" is substituted for the amount "Seven Million Dollars ($7,000,000.00)" wherever such amount appears.

               (ii) in Subsection (a)(ii), (x) each reference to "SunTrust"
            shall be replaced by a reference to "Wachovia" (and all other references in the Credit Agreement to the SunTrust Line or to SunTrust in connection with the SunTrust Line shall similarly refer to the Wachovia Line or Wachovia, as applicable), (y) the amount "Fifteen Million Dollars ($15,000,000.00) is substituted for the amount "Five Million Dollars ($5,000,000.00) wherever such amount appears, and (z) the following terms are added immediately following the end of the second sentence:

               Insofar as the Borrower may from time to time request and Wachovia may be willing, in its discretion, Wachovia shall, subject to the terms and conditions hereof, issue commercial and/or standby letters of credit (the "L/C's") for the account of the Borrower. The issuance of an L/C shall be regarded as, and subject to the conditions applicable to, an Advance, and the face amount of each then issued and outstanding L/C as well as the amount of each then unreimbursed draft presented for payment against an L/C shall each be treated as an outstanding Advance. Prior to each and every request for the issuance of an L/C, the Borrower shall execute and deliver to Wachovia any and all agreements and documents which Wachovia may require, including, without limitation, Wachovia's standard form of application for letter of credit. The maximum amount of all open L/C's and unreimbursed drafts which have been presented for payment against the L/C's shall not, at any one time, exceed the aggregate amount of One Million Dollars ($1,000,000.00). In connection with each L/C, the Borrower shall pay to Wachovia an issuance fee in the amount of 1% per annum of the amount of each L/C.

               (iii) the forms of Revolver Notes attached hereto as Exhibit A and Exhibit A-1 are substituted for the forms of Revolver Notes similarly attached to the Credit Agreement.

               (iv) the first sentence of the first paragraph of Subsection (c)
            is hereby deleted in its entirety and the following provisions are substituted in lieu thereof:

               The Borrower agrees to pay interest on that portion of the outstanding principal amount of the Revolver Note maintained from time to time as a (x) Fluctuating Advance equal at all times, at Borrower's option, to (i) the Lender's Prime Rate minus the Applicable Margin (hereinafter defined) ("Prime Rate Option"); or
               (ii) the LIBOR for 30 day periods, adjusted daily or, in the case of

               Wachovia, adjusted to conform to Wachovia's "Monthly LIBOR Index" as determined by Wachovia from time to time, plus (however adjusted) the Applicable Margin ("LIBOR Floating Option"), or (y) Fixed Advance equal to the LIBOR plus the Applicable Margin ("LIBOR Fixed Option"), which shall be quoted for a 30, 90 or 180 day term. The Applicable Margin (the "Applicable Margin") shall for each fiscal quarter be determined by reference to the Funded Debt to EBITDA ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Chief Financial Officer's certificate as follows:

                                             Applicable Margin Per Annum

               Ratio                      Prime Rate               LIBOR Rate
               -----                      ----------               ----------
               <2.5:1.0                     -1.25%                    +.50%

               >=2.5:1.0 and <= 3.0:1.0     -1.00%                    +.75%

               Adjustments, if any, in the Applicable Margin shall be made by the Lender within three (3) Business Days after receipt by the Lender of quarterly financial statements for the Borrower and the Guarantors and the accompanying Chief Financial Officer's certificate setting forth the Funded Debt to EBITDA ratio of the Borrower and the Guarantors as of the most recent fiscal quarter end. Subject to applicability of the Default Rate (as provided in this Agreement), in the event the Borrower fails to deliver such financial statements and certificate within the time required by
               Section 5.02 hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate.

               (v) in Subsection (f), the words "and to finance working capital and capital acquisitions" are added at the end of such Subsection, immediately following the word "purposes".

            C. Section 2.02 is amended as follows: (i) the date "June 29, 2002" is substituted in lieu of the date "June 29, 1999"; (ii) all references to the "Lender" shall hereafter refer exclusively to NationsBank, which is the only Lender providing the L/C Facility; and (iii) said Section shall hereafter reflect a required issuance fee in the amount of 1% per annum of the amount of each Letter of Credit.

            D. Section 2.05 is deleted in its entirety and the following terms are substituted in lieu thereof:

               Unused Line Fee. Borrower shall pay to each Lender quarterly an unused line fee at a rate equal to one eighth of one (1/8%) percent per annum calculated by the Lender upon the amount by which the respective Line amounts exceed the average daily principal balance outstanding thereunder during the immediately preceding fiscal quarter (or part thereof) while this Agreement is in effect and for so long thereafter as any Indebtedness is outstanding under the applicable Line, which fee shall be payable on the first day of each fiscal quarter in arrears.

            E. Section 2.07 is amended as follows:

               (i) Subsection (i)(2) shall hereafter reflect that the "SunTrust Term Loan" has been assigned to NationsBank.

               (ii) a comma, followed by the following provision, are inserted at the end of Subsection (iii) after the word "Agreement":

                     as applicable to a Fixed Advance with the Applicable Margin based upon a Funded Debt to EBITDA ratio of >= 2.5:1.0 and
                     <=3.0:1.0.

               (iii) Subsection (vii) is hereby deleted in its entirety.

            F. Article II is amended by adding Section 2.08 thereto as follows:

               Section 2.08 Collateral. In order to secure the full and timely payment and performance of all Indebtedness and obligations of the Borrower and the Guarantors under and in connection with the Line and the L/C Facility (including the related guarantee agreements), as well as any and all renewals, extensions and modifications thereof, (collectively, the "Secured Obligations") the Borrower and the Guarantors agree that Lender will be furnished with a security agreement (the "Security Agreement") and UCC-1 financing statements (the "Financing Statements") in favor of, and in form and substance acceptable to, Lender, granting to Lender a security interest, subject to no other liens or encumbrances except as may be set forth in the Security Agreement or this Agreement, in the following, together with the proceeds and products thereof: (i) all the Borrower's and Guarantors' presently existing and hereafter created accounts or accounts receivable; (ii) all the Borrower's and Guarantors' presently owned and hereafter acquired inventory; (iii) all the Borrower's and Guarantors' presently owned and hereafter acquired equipment; (iv) all the Borrower's and Guarantors' presently owned and hereafter acquired chattel paper, instruments, documents and general intangibles (as said terms are defined in Chapter 679 of the Florida Statutes); and (v) all such additional and related property as are set forth in the Security Agreement. In addition, the Borrower and Guarantors each hereby grant to Lender a lien on, and a security interest in, the deposit balances, accounts, items, certificates of deposit and monies of the Borrower and the Guarantors now or at any time hereafter in the possession of or on deposit with Lender to secure and as collateral for the payment and performance of the Secured Obligations. Lender may, as provided in this Agreement, appropriate and set-off against and apply the same to such Indebtedness when and as due and payable. All of the above-described collateral is hereinafter referred to as the "Collateral".

            G. Section 5.01 is amended as follows:

               (i) Subsection (f) is deleted in its entirety and the following terms are substituted in place thereof:

               (f) Maintenance of Net Worth. Maintain, on a quarterly basis, a minimum Net Worth, as of September 30, 1998, of $34,000,000.00, with an annual increase in minimum Net Worth thereafter equal to fifty percent (50%) of Borrower's Net Income for the fiscal year ended September 30, 1999 and for each succeeding fiscal year end during and throughout the entire term of this Agreement.

               (ii) in Subsection (j), the number "3.0" is substituted in lieu of the number "2.50".

            H. Subsection 5.03(a) is amended by (x) deleting all clauses thereof following clause (ii), except for clause (iv) and except that clause
         (v) is renumbered as clause (iii), and (y) adding the following clauses immediately after clause (iv):

               (v) Subordinated Debt of the Borrower and the Guarantors, as well as any Subsidiary thereof, not to exceed One Million Dollars ($1,000,000.00) in the aggregate outstanding at any time, which is incurred pursuant to unsecured amortizing financing provided by sellers in connection with acquisitions made by the Borrower and the Guarantors, or any Subsidiary thereof;

               (vi) Existing Indebtedness under that certain first mortgage loan owing to NationsBank and encumbering real property located at 2001 N.W. 107th Avenue, Miami, Florida;

               (vii) Indebtedness of the Borrower and the Guarantors with an aggregate outstanding principal balance not exceeding Twelve Million Dollars ($12,000,000) at any time for financing an office building in Orlando, Florida; and

               (viii) Indebtedness of the Borrower and the Guarantors with an aggregate outstanding principal balance not exceeding One Million Dollars ($1,000,000) at any time.

         6. Each and every reference to the Credit Agreement in the other Loan Documents shall be deemed to refer to the Credit Agreement, as modified by this Second Amendment.

         7. The obligation of the Lender to hereafter make any Advance(s) to the Borrower is subject to satisfactory compliance with conditions precedent requiring that the Lender shall have received from the Obligors, prior to or simultaneously with the execution of this Second Amendment:

            A. Secretaries' certificates, dated as of the date of this Second Amendment, certifying as to resolutions of the Board of Directors of the Borrower and each of the Guarantors, authorizing the execution, delivery and performance of this Second Amendment and the related Loan Documents, the Borrowings under the Line, as hereby amended, the Guarantors' respective guarantees thereof, the grants of Collateral therefor, and the full force and effect of such resolutions on the date of this Second Amendment;

            B. the fully executed original (i) Revolvor Notes; (ii) Security Agreement; (iii) Financing Statements; and (iv) guarantee agreements, and/or reaffirmations thereof, from the Guarantors; each in form and substance acceptable to Lender;

            C. current certificates of good standing for each of the Obligors from the appropriate governmental official(s) of their respective jurisdictions of incorporation;

            D. the Articles of Incorporation of each of the Obligors, duly certified as current by the Secretary of State of their respective states of incorporation;

            E. the By-Laws of each of the Obligors certified as current and complete by their respective corporate secretaries;

            F. evidence of insurance on the Collateral, including hazard, flood and liability coverage, in such amounts, upon such terms, and with companies which are acceptable to Lender: (i) naming Lender as loss payee as its interests shall appear, and (ii) providing for at least thirty (30) days prior written notice to Lender of intent to cancel or modify;

            G. the written opinion of counsel for the Obligors, addressed, and in form and substance acceptable, to Lender and its counsel; and

            H. such additional documents, instruments and agreements as are required hereunder as well as those which the Lender or its counsel may reasonably request.

         8. Each of the Obligors represents and warrants to Lender that, except as has been otherwise disclosed to Lender in writing, the representations and warranties contained in the Credit Agreement and all related Loan Documents are true and correct on and as of the date hereof (with the same force and effect as if made on and as of the date hereof) and with respect to this Second Amendment and the related documentation referenced herein.

         9. (a) Each of the Obligors has (i) begun analyzing its operations and those of its subsidiaries and affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, embedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999); and (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. Each of the Obligors reasonably believes that it will become Year 2000 compliant for its operations and those of its subsidiaries and affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon its financial condition. (b) Each of the Obligors reasonably believes any suppliers and vendors that are material to its operations or those of its subsidiaries and affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of any of the Obligors. (c) Each of the Obligors will promptly notify Lender in the event any of them determines that any computer application which is material to its operations, its subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the financial condition of any of the Obligors.

         10. Borrower shall pay all out-of-pocket expenses incurred by Lender in connection with the preparation for and closing of the transaction contemplated under this Second Amendment, including, without limitation, the fees and expenses of special counsel for Lender. In addition, Borrower shall pay any and all taxes (together with interest and penalties, if any, applicable thereto) and fees, including, without limitation, documentary stamp taxes, now or hereafter required in connection with the execution and delivery of the Credit Agreement, as hereby amended, and all related documents, instruments and agreements, including, without limitation, the promissory notes above-referenced.

         11. Except as expressly modified herein, all terms and provisions of the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection with the Credit Agreement, shall remain unchanged and in full force and effect. In the event of any conflict, inconsistency or incongruity between the terms of the Loan Documents (excluding those of even date with this Second Amendment) and the terms of this Second Amendment, the terms of this Second Amendment shall govern and control. No consent of Lender hereunder shall operate as a waiver or continuing consent with respect to any instance or event other than those specified herein.

         12. Borrower and the Guarantors agree to execute any and all further documents and instruments that may be required under applicable law or which the Lender may reasonably request in order to effectuate the transactions contemplated by this Second Amendment.

         13. All covenants, agreements, representations and warranties contained herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender, which consent the Lender may grant or withhold in its discretion.

         14. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         15. This Second Amendment and each of the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Florida [except as to those matters relating to interest rates or other lending terms which are or may, at the election of the Lender, be governed by United States (Federal) law].

         16. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforeceability of such provision in any other jurisdiction.

         17. NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT (A) THE WRITTEN CREDIT AGREEMENT (AS HEREBY AMENDED) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THE WRITTEN CREDIT AGREEMENT (AS HEREBY AMENDED) MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

         18. LENDER AND THE OBLIGORS EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECOND AMENDMENT OR THE CREDIT AGREEMENT AND ANY AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS SECOND AMENDMENT.

                      [signatures begin on following page]

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     LENDER:

                                     NATIONSBANK, N.A.

                                     By: /s/ DOUGLAS S. BOUCHER
                                         ---------------------------------------
                                             Douglas S. Boucher
                                     Title:  Vice President

                                     100 Southeast Second Street
                                     Miami, FL 33131
                                     Attention: Douglas S. Boucher
                                                Vice President

                                     WACHOVIA BANK, N.A.

                                     By: /s/ DAVID SHORE
                                         ---------------------------------------
                                             David Shore
                                     Title:  Senior Vice President

                                     222 Lakeview Avenue
                                     West Palm Beach, Florida 33401
                                     Attention: Steven C. Mayer, Vice President


                                     BORROWER:

                                     POST, BUCKLEY, SCHUH & JERNIGAN, INC.,
                                     a Florida corporation

                                     By: /s/ RICHARD A. WICKETT
                                         ---------------------------------------
                                             Richard A. Wickett
                                     Title:  Senior Executive Vice President

                                     2001 N.W. 107th Avenue
                                     Miami, Florida 33172-2507
                                     Attention: Richard A. Wickett

                                     THE PBSJ CORPORATION,
                                     a Florida corporation

                                     By: /s/ RICHARD A. WICKETT
                                         ---------------------------------------
                                             Richard A. Wickett
                                     Title:  Treasurer

                                     2001 N.W. 107th Avenue
                                     Miami, Florida 33172-2507
                                     Attention: Richard A. Wickett


                                     GUARANTORS:

                                     SEMINOLE DEVELOPMENT CORPORATION,
                                     a Florida corporation

                                     By: /s/ RICHARD A. WICKETT
                                         ---------------------------------------
                                             Richard A. Wickett
                                     Title:  Treasurer

                                     2001 N.W. 107th Avenue
                                     Miami, Florida 33172-2507
                                     Attention: Richard A. Wickett


                                     POST, BUCKLEY INTERNATIONAL, INC.,
                                     a Florida corporation

                                     By: /s/ RICHARD A. WICKETT
                                         ---------------------------------------
                                             Richard A. Wickett
                                     Title:  Treasurer

                                     2001 N.W. 107th Avenue
                                     Miami, Florida 33172-2507
                                     Attention: Richard A. Wickett

                                     PBS&J CONSTRUCTION SERVICES, INC.,
                                     a Florida corporation

                                     By: /s/ RICHARD A. WICKETT
                                         ---------------------------------------
                                             Richard A. Wickett
                                     Title:  Treasurer

                                     2001 N.W. 107th Avenue
                                     Miami, Florida 33172-2507
                                     Attention: Richard A. Wickett


                                     PBS&J CONSTRUCTORS, INC.,
                                     a Florida corporation

                                     By: /s/ RICHARD A. WICKETT
                                         ---------------------------------------
                                             Richard A. Wickett
                                     Title:  Treasurer

                                     2001 N.W. 107th Avenue
                                     Miami, Florida 33172-2507
                                     Attention: Richard A. Wickett


STATE OF NORTH CAROLINA                     )
                                            ) SS:
COUNTY OF MECKLENBURG                       )

         The foregoing instrument was acknowledged before me this 2nd day of July, 1999 by Douglas S. Boucher, as Vice President of NATIONSBANK, N.A., on behalf of the corporation. He/she is personally known to me or has produced Drivers License (type of identification) as identification.

                            /s/ TONI P. STEPHENS
                            ----------------------------------------------------
                            Notary Public of the State of North Carolina

                            Print Name: Toni P. Stephens
                            Commission No.:
                            Commission Expires: 6-4-2003

                                      My Commission Expires 6-04-03

STATE OF NORTH CAROLINA                     )
                                            ) SS:
COUNTY OF MECKLENBURG                       )

         The foregoing instrument was acknowledged before me this 2nd day of July, 1999 by David Shore, as Senior Vice President of WACHOVIA BANK, N.A., on behalf of the corporation. He is personally known to me or has produced Drivers License (type of identification) as identification.

                            /s/ TONI P. STEPHENS
                            ----------------------------------------------------
                            Notary Public of the State of North Carolina

                            Print Name: Toni P. Stephens
                            Commission No.:
                            Commission Expires: 6-4-2003

                                      My Commission Expires 6-04-03


STATE OF NORTH CAROLINA                     )
                                            ) SS:
COUNTY OF MECKLENBURG                       )

         The foregoing instrument was acknowledged before me this 2nd day of July, 1999 by Richard A. Wickett, as Senior Executive Vice President of Post, Buckley, Schuh & Jernigan, Inc., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced Drivers License (type of identification) as identification.

                            /s/ TONI P. STEPHENS
                            ----------------------------------------------------
                            Notary Public of the State of North Carolina

                            Print Name: Toni P. Stephens
                            Commission No.:
                            Commission Expires: 6-4-2003

                                      My Commission Expires 6-04-03

STATE OF NORTH CAROLINA                     )
                                            ) SS:
COUNTY OF MECKLENBURG                       )

         The foregoing instrument was acknowledged before me this 2nd day of July, 1999 by Richard A. Wickett, as Treasurer of The PBSJ Corporation, a Florida corporation, on behalf of the corporation. He is personally known to me or has produced Drivers License (type of identification) as identification.

                            /s/ TONI P. STEPHENS
                            ----------------------------------------------------
                            Notary Public of the State of North Carolina

                            Print Name: Toni P. Stephens
                            Commission No.:
                            Commission Expires: 6-4-2003

                                      My Commission Expires 6-04-03


STATE OF NORTH CAROLINA                     )
                                            ) SS:
COUNTY OF MECKLENBURG                       )

         The foregoing instrument was acknowledged before me this 2nd day of July, 1999 by Richard A. Wickett, as Treasurer of Seminole Development Corporation, a Florida corporation, on behalf of the corporation. He is personally known to me or has produced Drivers License (type of identification) as identification.

                            /s/ TONI P. STEPHENS
                            ----------------------------------------------------
                            Notary Public of the State of North Carolina

                            Print Name: Toni P. Stephens
                            Commission No.:
                            Commission Expires: 6-4-2003

                                      My Commission Expires 6-04-03

STATE OF NORTH CAROLINA                     )
                                            ) SS:
COUNTY OF MECKLENBURG                       )

         The foregoing instrument was acknowledged before me this 2nd day of July, 1999 by Richard A. Wickett, as Treasurer of Post, Buckley International, Inc., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced Drivers License (type of identification) as identification.

                            /s/ TONI P. STEPHENS
                            ----------------------------------------------------
                            Notary Public of the State of North Carolina

                            Print Name: Toni P. Stephens
                            Commission No.:
                            Commission Expires: 6-4-2003

                                      My Commission Expires 6-04-03


STATE OF NORTH CAROLINA                     )
                                            ) SS:
COUNTY OF MECKLENBURG                       )

         The foregoing instrument was acknowledged before me this 2nd day of July, 1999 by Richard A. Wickett, as Treasurer of PBS&J Construction Services, a Florida corporation, on behalf of the corporation. He is personally known to me or has produced Drivers License (type of identification) as identification.

                            /s/ TONI P. STEPHENS
                            ----------------------------------------------------
                            Notary Public of the State of North Carolina

                            Print Name: Toni P. Stephens
                            Commission No.:
                            Commission Expires: 6-4-2003

                                      My Commission Expires 6-04-03

STATE OF NORTH CAROLINA                     )
                                            ) SS:
COUNTY OF MECKLENBURG                       )

         The foregoing instrument was acknowledged before me this 2nd day of July, 1999 by Richard A. Wickett, as Treasurer of PBS&J Constructors Inc., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced Drivers License (type of identification) as identification.

                            /s/ TONI P. STEPHENS
                            ----------------------------------------------------
                            Notary Public of the State of North Carolina

                            Print Name: Toni P. Stephens
                            Commission No.:
                            Commission Expires: 6-4-2003

                                      My Commission Expires 6-04-03